EXHIBIT 99.1

FROM:	KENNAMETAL INC. P.O. Box 231 Latrobe, PA 15650 724-539-5000

Investor Relations Contact: Quynh McGuire 724-539-6559

Media Relations Contact: Joy Chandler 724-539-4618

DATE:	January 25, 2006

FOR RELEASE:	Immediate
KENNAMETAL REPORTS RECORD SECOND QUARTER
- Q2 06 sales up 5 percent, reflect 8 percent organic growth
- Earnings per diluted share (EPS) of $0.79, up 7 percent
- Cash flow from operations of $55 million, another strong quarter
- Increased full year guidance range to $3.70 - $3.90 EPS
LATROBE, Pa., January 25, 2006 — Kennametal Inc. (NYSE: KMT) today reported fiscal 2006 second-quarter EPS of $0.79, including a non-recurring $0.05 per share tax benefit. Prior year second-quarter EPS was $0.74, including a non-recurring $0.17 per share tax benefit.
For the first six months of fiscal 2006, EPS was $1.52 compared with prior year EPS of $1.35.
Kennametal Executive Chairman, Markos I. Tambakeras, said, “We are delighted with our company’s performance in the December quarter, which represents the 8th consecutive quarter of year-over-year growth. This continued growth is evidence of the sustainability of our business model as well as the continuing favorable market environment. We achieved record sales, earnings and return on invested capital and will continue to build on our leadership position by remaining focused on delivering exceptional value to customers and shareowners.”
In addition, President and Chief Executive Officer, Carlos M. Cardoso, said, “Second quarter performance reflects continued strength across our end markets and geographies, despite difficult comparisons to the prior year. Providing superior value to customers through our game-changing technology, end market diversity and global presence results in our competitive advantage.”

Highlights of the Fiscal 2006 Second Quarter
•	Record second quarter sales of $585 million were up 5 percent versus the same quarter last year, including 8 percent organic sales growth, partially offset by 1 percent unfavorable foreign currency exchange as well as the net impact of acquisitions and divestitures.

•	Net income was $31 million compared to $28 million in the prior year, up 10 percent.

•	Second quarter EPS of $0.79 included the effects of stock option expense related to SFAS 123(R) of $0.03 per share, increased domestic pension expense of approximately $0.04 per share related to the change in the discount rate and a $0.05 per share benefit related to the release of a deferred tax valuation allowance.

•	The effective tax rate in the second quarter was 31.5 percent compared to prior year’s rate of 20 percent.

•	Net cash flow from operations was $55 million versus $51 million in the same quarter last year.

•	Record adjusted return on invested capital was up 140 basis points to 10.0 percent versus prior year.
Highlights of the Fiscal 2006 First Half
•	Sales of $1.2 billion were up 6 percent versus prior year, including 8 percent organic growth, partially offset by the net impact of acquisitions and divestitures.

•	Net income was $59 million compared to $51 million in the prior year, up 16 percent.
Outlook
Economic indicators project continued growth through fiscal 2006 in North America and the rest-of-the-world markets, and flat to modest growth in European markets. For fiscal 2006, Kennametal continues to expect organic revenue growth in the 7 to 10 percent range, consistently outpacing world-wide industrial production rates by two to three times. The company anticipates the majority of its end markets to continue operating at high levels, with moderating growth rates for certain sectors.
Cardoso said, “We were very pleased with our performance for the second quarter of fiscal 2006, and the outlook for our end markets for the remainder of the year remains positive. As previously discussed, a major challenge for the industry in fiscal year 2006 continues to revolve around raw material costs, especially tungsten. We have demonstrated the ability to meet this challenge through our disciplined strategic pricing process and expect to continue doing so.”
Reported EPS for fiscal year 2006 is now expected to be $3.70 to $3.90, including an approximately $0.25 negative impact from the combination of expensing stock options due to SFAS 123(R) and the effects of the reduction in the discount rate applied to the company’s domestic pension plans. This revised earnings outlook represents an increase from previous 2006 EPS guidance of $3.50 to $3.90. In addition to continuing to narrow the earnings guidance range, the revised outlook reflects an 18 to 25 percent increase from prior year EPS of $3.13.
Sales for the third quarter of fiscal year 2006 are expected to grow 7 to 10 percent, despite tougher comparisons. Market conditions support the company’s expectations of continued top line growth in the third quarter, consistent with full year guidance. The company anticipates some continuing pressure on raw material prices. Reported EPS for the third quarter is forecasted to be in the range of $1.00 to $1.10, consistent with historical seasonal patterns and reflecting confidence in the company’s ability to maintain the momentum of the first half.
Operating margins and ROIC are expected to continue improving for the remainder of fiscal year 2006. ROIC is expected to be in the 10 to 11 percent range for fiscal 2006.
Kennametal anticipates net cash flow provided by operating activities of approximately $210 million to $230 million for fiscal 2006, reflecting an increase from prior guidance of $200 million to $220 million. Adjusting net cash flow provided by operating activities for the impact of purchases of property, plant and equipment ($80 million), Kennametal expects to generate between $130 million to $150 million of free operating cash flow for fiscal 2006.
Dividend Declared
Kennametal also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share. The dividend is payable February 22, 2006, to shareowners of record as of the close of business on February 7, 2006.
Kennametal advises shareowners to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.
Second quarter results will be discussed in a live Internet broadcast at 10:00 a.m. Eastern time today. This event will be broadcast live on the company’s website, www.kennametal.com. Once on the homepage, just click on the link to “Corporate”, and then “Investor Relations.” This event also will be available on the company’s website through February 8, 2006.
This release contains “forward-looking’’ statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global and regional economic conditions; risks associated with the availability and costs of raw materials; energy costs; commodity prices; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; competition; demands on management resources; risks associated with international markets, such as currency exchange rates and social and political environments; future terrorist attacks; labor relations; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Kennametal Inc. (NYSE:KMT) is a leading global supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2.3 billion annually of Kennametal products and services – delivered by our 14,000 talented employees in over 60 countries – with almost 50 percent of these revenues coming from outside the United States. Visit us at www.kennametal.com [KMT-E]
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FINANCIAL HIGHLIGHTS
In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables also include, where appropriate, a reconciliation of adjusted return on invested capital (which is a non-GAAP financial measure), to the most directly comparable GAAP measure. Management believes that the investor should have available the same information that management uses to assess operating performance, determine compensation, and assess the capital structure of the Company. This non-GAAP measure should not be considered in isolation or as a substitute for the most comparable GAAP measure. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.
Consolidated Statements of Income (Unaudited):

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	December 31,		December 31,
	2005	2004	2005	2004
Sales	$585,258	$556,218	$1,154,476	$1,087,654
Cost of goods sold	385,521	374,804	754,869	732,845

Gross profit	199,737	181,414	399,607	354,809

Operating expense	145,282	139,513	292,944	270,462
Amortization of intangibles	1,438	634	2,789	1,171

Operating income	53,017	41,267	103,874	83,176

Interest expense	7,984	6,121	15,813	12,577
Other income, net	(1,096)	(1,240)	(1,972)	(2,814)

Income before provision for income taxes and minority interest	46,129	36,386	90,033	73,413

Provision for income taxes	14,531	7,277	29,590	20,607

Minority interest	511	928	1,259	1,905

Net income	$31,087	$28,181	$59,184	$50,901

Basic earnings per share	$0.81	$0.77	$1.56	$1.39

Diluted earnings per share	$0.79	$0.74	$1.52	$1.35

Dividends per share	$0.19	$0.17	$0.38	$0.34

Basic weighted average shares outstanding	38,174	36,744	38,014	36,550

Diluted weighted average shares outstanding	39,278	38,016	39,064	37,702

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FINANCIAL HIGHLIGHTS (Continued)
SEGMENT DATA (Unaudited):

	Quarter Ended		Six Months Ended
	December 31,		December 31,
(in thousands)	2005	2004	2005	2004
Outside Sales:
Metalworking Solutions and Services Group	$350,430	$336,230	$696,968	$652,100
Advanced Materials Solutions Group	169,491	122,327	327,169	240,213
J&L Industrial Supply	65,337	61,338	130,339	122,755
Full Service Supply	—	36,323	—	72,586

Total Outside Sales	$585,258	$556,218	$1,154,476	$1,087,654

Sales By Geographic Region:
Within the United States	$312,219	$301,524	$619,618	$603,307
International	273,039	254,694	534,858	484,347

Total Sales by Geographic Region	$585,258	$556,218	$1,154,476	$1,087,654

Operating Income (Loss):
Metalworking Solutions and Services Group	$43,473	$42,723	$89,719	$81,595
Advanced Materials Solutions Group	29,102	13,869	52,430	28,402
J&L Industrial Supply	6,312	5,866	13,156	11,587
Full Service Supply	—	546	—	666
Corporate and eliminations (1)	(25,870)	(21,737)	(51,431)	(39,074)

Total Operating Income, as reported	$53,017	$41,267	$103,874	$83,176

(1)	Includes corporate functional shared services and intercompany eliminations.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited):

(in thousands)	December 31, 2005	June 30, 2005
ASSETS
Cash and equivalents	$39,454	$43,220
Trade receivables, net of allowance	385,299	403,097
Receivables securitized	(100,295)	(109,786)

Accounts receivable, net	285,004	293,311
Inventories	410,888	386,674
Deferred income taxes	70,176	70,391
Other current assets	32,121	37,466

Total current assets	837,643	831,062
Property, plant and equipment, net	515,451	519,301
Goodwill and intangible assets, net	666,166	652,791
Other assets	82,504	89,183

Total	$2,101,764	$2,092,337

LIABILITIES
Short-term debt, including notes payable	$17,237	$50,889
Accounts payable	125,764	154,839
Accrued liabilities	216,112	222,930

Total current liabilities	359,113	428,658
Long-term debt	392,808	386,485
Deferred income taxes	54,591	59,551
Other liabilities	232,360	227,321

Total liabilities	1,038,872	1,102,015

MINORITY INTEREST	16,918	17,460
SHAREOWNERS’ EQUITY	1,045,974	972,862

Total	$2,101,764	$2,092,337

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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended December 31, 2005 (in thousands, except percents)

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004	Average
Invested Capital
Debt	$410,045	$415,250	$437,374	$485,168	$405,156	$430,599
Accounts receivable securitized	100,295	100,445	109,786	120,749	115,253	109,306
Minority interest	16,918	18,117	17,460	19,664	19,249	18,282
Shareowners’ equity	1,045,974	1,009,394	972,862	1,021,186	1,003,507	1,010,585

Total	$1,573,232	$1,543,206	$1,537,482	$1,646,767	$1,543,165	$1,568,772

			Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	Total
Interest Expense
Interest expense	$7,984	$7,829	$7,897	$6,803	$30,513
Securitization fees	1,170	1,065	981	868	4,084

Total interest expense	$9,154	$8,894	$8,878	$7,671	$34,597

Income tax benefit					12,109

Total Interest Expense, net of tax					$22,488

	Quarter Ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005	Total
Total Income
Net Income, as reported	$31,087	$28,097	$37,740	$30,650	$127,574

Restructuring and asset impairment charges	—	—	—	3,306	3,306
Loss on assets held for sale	—	—	—	1,086	1,086
Minority interest expense	511	748	238	1,449	2,946

Total Income, excluding special items	$31,598	$28,845	$37,978	$36,491	$134,912

Total Income, excluding special items					$134,912
Total Interest Expense, net of tax					22,488

					$157,400
Average invested capital					$1,568,772

Adjusted Return on Invested Capital					10.0%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$127,574
Total Interest Expense, net of tax					22,488

					$150,062
Average invested capital					$1,568,772

Return on Invested Capital					9.6%
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FINANCIAL HIGHLIGHTS (Continued)
RETURN ON INVESTED CAPITAL (Unaudited):
For the Period Ended December 31, 2004 (in thousands, except percents)

	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	Average
Invested Capital
Debt	$405,156	$435,435	$440,207	$494,312	$481,327	$451,287
Accounts receivable securitized	115,253	115,309	117,480	108,916	101,422	111,676
Minority interest	19,249	17,377	16,232	16,598	16,286	17,148
Shareowners’ equity	1,003,507	924,432	887,152	809,904	791,442	883,288

Total	$1,543,165	$1,492,553	$1,461,071	$1,429,730	$1,390,477	$1,463,399

			Quarter Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Total
Interest Expense
Interest expense	$6,121	$6,456	$6,405	$6,332	$25,314
Securitization fees	757	580	443	356	2,136

Total interest expense	$6,878	$7,036	$6,848	$6,688	$27,450

Income tax benefit					8,784

Total Interest Expense, net of tax					$18,666

			Quarter Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Total
Total Income
Net Income, as reported	$28,181	$22,720	$29,852	$24,070	$104,823

Minority interest expense	928	977	(36)	533	2,402

Total Income, excluding special items	$29,109	$23,697	$29,816	$24,603	$107,225

Total Income, excluding special items					$107,225
Total Interest Expense, net of tax					18,666

					$125,891
Average invested capital					$1,463,399

Adjusted Return on Invested Capital					8.6%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$104,823
Total Interest Expense, net of tax					18,666

					$123,489
Average invested capital					$1,463,399

Return on Invested Capital					8.4%
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